Exhibit 99.1

M/A-COM Technology Solutions Holdings, Inc. Reports Second Quarter

Fiscal Year 2013 Financial Results

LOWELL, MA, April 30, 2013 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“M/A-COM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for the quarter ended March 29, 2013.

Second Quarter Fiscal Year 2013 GAAP Results

•	Revenue was $77.8 million, compared to $75.0 million in the prior quarter;

•	Gross margin was 43.5 percent, compared to 43.0 percent in the prior quarter;

•	Operating margin was 14.7 percent, compared to 15.7 percent in the prior quarter;

•	Net income was $8.1 million, or $0.17 per diluted share, compared to a net income of $6.1 million, or $0.13 per diluted share, in the prior quarter; and

•	Cash and cash equivalents totaled $103.3 million.

Second Quarter Fiscal Year 2013 Non-GAAP Results

•	Gross margin was 44.5 percent, compared to 44.0 percent in the prior quarter;

•	Operating margin was 19.1 percent, compared to 18.4 percent in the prior quarter; and

•	Net income was $11.7 million, or $0.24 per diluted share, compared to net income of $9.7 million, or $0.20 per diluted share, in the prior quarter.

Net income per diluted share for the second quarter of fiscal 2013 included a one-time benefit from the reinstatement of the U.S. federal R&D tax credit, which enabled M/A-COM to recognize its related tax credits arising from calendar year 2012 in the second quarter of fiscal year 2013, increasing reported diluted earnings per share by $0.02 on both a GAAP and non-GAAP basis.

John Croteau, Chief Executive Officer of M/A-COM, stated, “I am pleased to report that we achieved sequential revenue growth in our second fiscal quarter with improved margins and earnings per share. Our four primary end markets performed as expected, with our new optoelectronics products driving the growth in the quarter as we successfully delivered on our backlog.”

Mr. Croteau noted, “Additionally, our standard catalog products continue to demonstrate firm demand, which we expect to drive broad-based growth in the third fiscal quarter. Overall, we believe we are successfully executing on our refined strategy and remain focused on generating growth across all our primary end markets, allocating investments to higher margin opportunities and implementing operational efficiencies across our business.”

Business Outlook

M/A-COM currently expects third quarter of fiscal 2013 revenue to range between $78 million and $82 million, non-GAAP gross margin between 44 and 46 percent, and non-GAAP earnings per diluted share between $0.22 and $0.24, based on 48.1 million shares outstanding.

Conference Call

M/A-COM will host a conference call on Tuesday, April 30, 2013 at 5:00 p.m. Eastern Time to discuss its second fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 30827731. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 3 business days. The replay number is 1-855-859-2056 with a pass code of 30827731. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of M/A-COM’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of M/A-COM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About M/A-COM Technology Solutions Holdings, Inc.

M/A-COM (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, M/A-COM serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. M/A-COM builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, M/A-COM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. M/A-COM has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on M/A-COM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, the demand for our standard catalog products, our expectations for broad-based growth in the third fiscal quarter and as to the drivers of that expected growth, execution of our business strategy, growth across our primary end markets, allocating investments to higher margin opportunities and implementing operational efficiencies across our business, and any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect M/A-COM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although M/A-COM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for continued weakness in our Networks market, lower than expected demand in any or all of our four primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the potential for defense spending cuts, program delays, cancellations or sequestration, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in M/A-COM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended December 28, 2012 as filed with the SEC on February 1, 2013. M/A-COM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, M/A-COM provides investors with non-GAAP financial information, including gross margin, operating margin, net income, earnings per share and other data calculated on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, Optomai litigation costs, changes in the carrying values of liabilities measured at fair value, other non-cash expenses, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of M/A-COM’s underlying performance. The exclusion of these and other similar items from M/A-COM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. M/A-COM believes this non-GAAP financial information provides additional insight into M/A-COM’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of M/A-COM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended

	March 29, 2013	December 28, 2012	March 30, 2012	March 29, 2013	March 30, 2012

Revenue	$77,824	$75,014	$77,480	$152,838	$150,515
Cost of revenue	43,963	42,749	40,931	86,712	82,551

Gross profit	33,861	32,265	36,549	66,126	67,964

Operating expenses:
Research and development	10,150	9,823	8,773	19,973	18,664
Selling, general and administrative	12,705	10,867	11,040	23,572	22,318
Accretion of contingent consideration	(405)	(172)	(1,247)	(577)	(1,078)
Restructuring charges	—	—	—	—	1,586

Total operating expenses	22,450	20,518	18,566	42,968	41,490

Income from operations	11,411	11,747	17,983	23,158	26,474

Other income (expense):
Accretion of common stock warrant liability	(1,069)	(2,026)	(7,447)	(3,095)	(5,989)
Accretion of Class B conversion liability	—	—	(57,739)	—	(44,119)
Interest expense	(200)	(226)	(203)	(426)	(384)
Other income - related party	86	84	—	170	—

Total other income (expense)	(1,183)	(2,168)	(65,389)	(3,351)	(50,492)

Income (loss) before income taxes	10,228	9,579	(47,406)	19,807	(24,018)
Income tax provision	2,142	3,471	6,155	5,613	7,501

Net income (loss)	8,086	6,108	(53,561)	14,194	(31,519)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(1,201)	—	(2,616)

Net income (loss) attributable to common stockholders	$8,086	$6,108	$(54,762)	$14,194	$(34,135)

Net income (loss) per share:
Basic	$0.18	$0.13	$(8.02)	$0.31	$(7.93)

Diluted	$0.17	$0.13	$(8.02)	$0.30	$(7.93)

Shares used to compute net income (loss) per share:
Basic	45,789	45,511	6,829	45,649	4,306

Diluted	47,168	46,870	6,829	46,986	4,306

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	March 29, 2013		December 28, 2012		March 30, 2012
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$33,861	43.5%	$32,265	43.0%	$36,549	47.2%
Amortization expense	474	0.6	474	0.6	382	0.5
Non-cash compensation expense	292	0.4	288	0.4	42	0.1

Gross profit - non-GAAP	$34,627	44.5%	$33,027	44.0%	$36,973	47.7%

Research and Development - GAAP	$10,150	13.0%	$9,823	13.1%	$8,773	11.3%
Non-cash compensation expense	(484)	(0.6)	(321)	(0.4)	(118)	(0.2)

Research and Development - non-GAAP	$9,666	12.4%	$9,502	12.7%	$8,655	11.2%

Selling, General and Administrative - GAAP	$12,705	16.3%	$10,867	14.5%	$11,040	14.2%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(257)	(0.3)
Non-cash compensation expense	(907)	(1.2)	(654)	(0.9)	(303)	(0.4)
Optomai litigation costs	(156)	(0.2)	(195)	(0.3)	—	—
Exited leased facility costs	(1,267)	(1.6)	—	—	—	—

Selling, General and Administrative - non-GAAP	$10,060	12.9%	$9,703	12.9%	$10,480	13.5%

Total operating expenses - GAAP	$22,450	28.8%	$20,518	27.4%	$18,566	24.0%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(257)	(0.3)
Non-cash compensation expense	(1,391)	(1.8)	(975)	(1.3)	(421)	(0.5)
Optomai litigation costs	(156)	(0.2)	(195)	(0.3)	—	—
Exited leased facility costs	(1,267)	(1.6)	—	—	—	—
Accretion of contingent consideration	405	0.5	172	0.2	1,247	1.6

Total operating expenses - non-GAAP	$19,726	25.3%	$19,205	25.6%	$19,135	24.7%

Income from operations - GAAP	$11,411	14.7%	$11,747	15.7%	$17,983	23.2%
Amortization expense	789	1.0	789	1.1	639	0.8
Non-cash compensation expense	1,683	2.2	1,263	1.7	463	0.6
Optomai litigation costs	156	0.2	195	0.3	—	—
Exited leased facility costs	1,267	1.6	—	—	—	—
Accretion of contingent consideration	(405)	(0.5)	(172)	(0.2)	(1,247)	(1.6)
Restructuring charges	—	—	—	—	—	—

Income from operations - non-GAAP	$14,901	19.1%	$13,822	18.4%	$17,838	23.0%

Net income (loss) - GAAP	$8,086	10.4%	$6,108	8.1%	$(53,561)	(69.1)%
Amortization expense	435	0.6	553	0.7	436	0.6
Non-cash compensation expense	1,397	1.8	885	1.2	316	0.4
Optomai litigation costs	83	0.1	137	0.2	—	—
Exited leased facility costs	793	1.0	—	—	—	—
Accretion of contingent consideration	(241)	(0.3)	(120)	(0.2)	(852)	(1.1)
Accretion of common stock warrant liability	1,069	1.4	2,026	2.7	7,447	9.6
Accretion of Class B conversion liability	—	—	—	—	57,739	74.5
Non-cash interest expense	39	0.1	69	0.1	50	0.1
Non-recurring tax items	—	—	—	—	520	0.7

Net income - non-GAAP	$11,661	15.0%	$9,658	12.9%	$12,095	15.6%

	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP:
Net income (loss)	$8,086	$0.17	$6,108	$0.13	$(53,561)	$(7.84)
Accretion of redeemable preferred stock and participating stock dividends	—	—	—	—	(1,201)	(0.18)

Net income (loss) attributable to common stockholders	$8,086	$0.17	$6,108	$0.13	$(54,762)	$(8.02)

Net income - non-GAAP	$11,661	$0.24	$9,658	$0.20	$12,095	$0.28

Diluted shares - GAAP	47,168		46,870		6,829
Convertible preferred stock	—		—		33,591
Incremental stock options, warrants, restricted stock and units	823		776		2,342

Diluted shares - non-GAAP	47,991		47,646		42,762

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Six Months Ended
	March 29, 2013		March 30, 2012
	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$66,126	43.3%	$67,964	45.2%
Amortization expense	948	0.6	764	0.5
Non-cash compensation expense	580	0.4	78	0.1

Gross profit - non-GAAP	$67,654	44.3%	$68,806	45.7%

Research and Development - GAAP	$19,973	13.1%	$18,664	12.4%
Non-cash compensation expense	(805)	(0.5)	(224)	(0.1)

Research and Development - non-GAAP	$19,168	12.5%	$18,440	12.3%

Selling, General and Administrative - GAAP	$23,572	15.4%	$22,318	14.8%
Amortization expense	(630)	(0.4)	(515)	(0.3)
Non-cash compensation expense	(1,561)	(1.0)	(694)	(0.5)
Optomai litigation costs	(351)	(0.2)	—	—
Exited leased facility costs	(1,267)	(0.8)	—	—

Selling, General and Administrative - non-GAAP	$19,763	12.9%	$21,109	14.0%

Total operating expenses - GAAP	$42,968	28.1%	$41,490	27.6%
Amortization expense	(630)	(0.4)	(515)	(0.3)
Non-cash compensation expense	(2,366)	(1.5)	(918)	(0.6)
Optomai litigation costs	(351)	(0.2)	—	—
Exited leased facility costs	(1,267)	(0.8)	—	—
Accretion of contingent consideration	577	0.4	1,078	0.7
Restructuring charges	—	—	(1,586)	(1.1)

Total operating expenses - non-GAAP	$38,931	25.5%	$39,549	26.3%

Income from operations - GAAP	$23,158	15.2%	$26,474	17.6%
Amortization expense	1,578	1.0	1,279	0.8
Non-cash compensation expense	2,946	1.9	996	0.7
Optomai litigation costs	351	0.2	—	—
Exited leased facility costs	1,267	0.8	—	—
Accretion of contingent consideration	(577)	(0.4)	(1,078)	(0.7)
Restructuring charges	—	—	1,586	1.1

Income from operations - non-GAAP	$28,723	18.8%	$29,257	19.4%

Net income (loss) - GAAP	$14,194	9.3%	$(31,519)	(20.9)%
Amortization expense	988	0.6	873	0.6
Non-cash compensation expense	2,282	1.5	680	0.5
Optomai litigation costs	220	0.1	—	—
Exited leased facility costs	793	0.5	—	—
Accretion of contingent consideration	(361)	(0.2)	(737)	(0.5)
Restructuring charges	—	—	1,083	0.7
Accretion of common stock warrant liability	3,095	2.0	5,989	4.0
Accretion of Class B conversion liability	—	—	44,119	29.3
Non-cash interest expense	108	0.1	90	0.1
Non-recurring tax items	—	—	(767)	(0.5)

Net income - non-GAAP	$21,319	13.9%	$19,811	13.2%

	Amount	Per Share	Amount	Per Share

Net income (loss) - GAAP:
Net income (loss)	$14,194	$0.30	$(31,519)	$(7.32)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(2,616)	(0.61)

Net income (loss) attributable to common stockholders	$14,194	$0.30	$(34,135)	$(7.93)

Net income - non-GAAP	$21,319	$0.45	$19,811	$0.47

Diluted shares - GAAP	46,986		4,306
Convertible preferred stock	—		35,657
Incremental stock options, warrants, restricted stock and units	769		2,337

Diluted shares - non-GAAP	47,755		42,300

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	March 29, 2013	September 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$103,329	$84,528
Accounts receivable, net	49,646	54,184
Inventories	57,202	57,459
Deferred income taxes and other current assets	17,090	16,863

Total current assets	227,267	213,034
Property and equipment, net	29,539	30,209
Goodwill and intangible assets, net	21,188	22,766
Other assets	1,738	2,064

TOTAL ASSETS	$279,732	$268,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other	$37,879	$41,155
Deferred revenue	7,574	7,992
Current portion of contingent consideration	—	6,580

Total current liabilities	45,453	55,727
Common stock warrant liability	10,656	7,561
Deferred income taxes and other long-term liabilities	4,891	5,327

Total liabilities	61,000	68,615
Commitments and contingencies
Stockholders’ equity	218,732	199,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$279,732	$268,073

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six Months Ended
	March 29, 2013	March 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,194	$(31,519)
Non-cash adjustments	12,258	53,779
Payment of contingent consideration	(5,328)	—
Change in operating assets and liabilities	913	(4,102)

Net cash from operating activities	22,037	18,158

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(4,697)	(9,665)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	(675)	(15,000)
Financing activities	2,136	35,582

Net cash from financing activities	1,461	20,582

NET CHANGE IN CASH AND CASH EQUIVALENTS	18,801	29,075
CASH AND CASH EQUIVALENTS — Beginning of period	84,528	45,668

CASH AND CASH EQUIVALENTS — End of period	$103,329	$74,743

Non-GAAP Reconciliation:
Net cash from operating activities - GAAP	$22,037
Contingent consideration payment	5,328

Net cash from operating activities - non-GAAP	$27,365

* * *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com